Exhibit 99.1

N E W S FOR IMMEDIATE RELEASE	FOR MORE INFORMATION, CONTACT:
Dan Swenson
Senior Director, Investor Relations &
Corporate Communications
847/405-2515
dswenson@cfindustries.com

Terra Nitrogen Company, L.P. Reports Third Quarter 2012 Results and Announces Cash Distribution

DEERFIELD, IL (November 5, 2012)—Terra Nitrogen Company, L.P. (TNCLP) (NYSE: TNH) today reported net earnings of $131.8 million on net sales of $181.1 million for the third quarter ended September 30, 2012.  This compares to net earnings of $128.4 million on net sales of $203.3 million for the 2011 third quarter.  Net income allocable to common units was $73.9 million ($4.00 per common unit) and $72.4 million ($3.91 per common unit) for the 2012 and 2011 third quarters, respectively.  Results for the third quarter of 2012 included an unrealized non-cash mark-to-market gain on natural gas derivatives of $7.1 million compared to a loss of $1.8 million in the third quarter of 2011.

For the first nine months of 2012, TNCLP reported net earnings of $410.8 million on net sales of $573.6 million.  This compares to net earnings of $378.2 million on net sales of $597.9 million for the first nine months of 2011.  Net earnings allocable to common units was $230.3 million ($12.45 per common unit) and $212.1 million ($11.46 per common unit) for the first nine months of 2012 and 2011, respectively.  Results for the first nine months of 2012 included a $9.6 million unrealized non-cash mark-to-market gain on natural gas derivatives compared to a loss of $4.4 million for the first nine months of 2011.

Analysis of Results
Net sales for the 2012 third quarter totaled $181.1 million, compared to sales of $203.3 million for the 2011 third quarter.  This decrease was due to lower ammonia and UAN sales volume and lower UAN average selling prices, which were offset partially by higher ammonia average selling prices.  Ammonia and UAN sales volume declined as drought conditions impacted fertilizer application rates and UAN volume was also impacted by higher imports during the third quarter of 2012 as compared to the third quarter of 2011.  The decrease in UAN selling prices was due to increased industry-wide supply in the marketplace compared to the same period last year.  The increase in ammonia selling prices for the third quarter of 2012 as compared to 2011 was due to tight North American producer inventory and lower ammonia supply globally.

Comparing the 2012 to the 2011 third quarter, TNCLP’s:

•                  Ammonia average selling prices were up 14% but sales volume was down 8%;

•                  UAN average selling prices were down 8% and sales volume was down 5%; and

•                  Realized natural gas costs per mmBtu decreased by 27 percent.

Cash Distribution
TNCLP today reported the declaration of a cash distribution for the quarter ended September 30, 2012, of $4.12 per common limited partnership unit payable November 29, 2012, to holders of record as of November 16, 2012.

This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of the Partnership’s distributions to foreign investors are attributable to income that effectively is connected with a United States trade or business. Accordingly, the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Cash distributions depend on TNCLP’s earnings, which can be affected by nitrogen fertilizer selling prices, natural gas costs, seasonal demand factors, production levels and weather, as well as cash requirements for working capital needs and capital expenditures. Cash distributions per limited partnership unit also vary based on increasing amounts allocable to the General Partner when cumulative distributions exceed targeted levels. With this distribution, TNCLP cumulative distributions continue to exceed targeted levels.

About TNCLP
Terra Nitrogen Company, L.P. is a leading manufacturer of nitrogen fertilizer products.

TNCLP is the sole limited partner of Terra Nitrogen, Limited Partnership (TNLP), owner of the Verdigris, Oklahoma, manufacturing facility and related assets.  Terra Nitrogen GP Inc., an indirect, wholly-owned subsidiary of CF Industries Holdings, Inc., is the General Partner of TNCLP and exercises full control over all of TNCLP’s business affairs.

Forward-Looking Statements
All statements in this communication, other than those relating to historical facts, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond TNCLP’s control, which could cause actual results to differ materially from such statements. Important factors that could cause actual results to differ materially from expectations include, among others:

•                  risks related to TNCLP’s reliance on one production facility;

•                  the cyclical nature of TNCLP’s business;

•                  the global commodity nature of TNCLP’s fertilizer products, the impact of global supply and demand on TNCLP’s selling prices, and the intense global competition in the consolidating markets in which the partnership operates;

•                  conditions in the U.S. agricultural industry;

•                  the volatility of natural gas prices in North America;

•                  reliance on third party transportation providers;

•                  weather conditions;

•                  potential liabilities and expenditures related to environmental and health and safety laws and regulations;

•                  future regulatory restrictions and requirements related to greenhouse gas emissions, climate change or other environmental requirements;

•                  CF Industries’ ability to implement a new enterprise resource planning system and complete other system integration activities;

•                  TNCLP’s inability to predict seasonal demand for its products accurately;

•                  risks involving derivatives and the effectiveness of TNCLP’s risk measurement and hedging activities;

•                  limited access to capital;

•                  acts of terrorism and regulations to combat terrorism;

•                  deterioration of global market and economic conditions;

•                  risks related to TNCLP’s dependence on and relationships with CF Industries;

•                  control of TNCLP’s General Partner by CF Industries;

•                  the conflicts of interest that may be faced by the executive officers of TNCLP’s General Partner, who operate both TNCLP and CF Industries; and

•                  changes in TNCLP’s treatment as a partnership for U.S. or state income tax purposes.

More detailed information about factors that may affect TNCLP’s performance may be found in its filings with the Securities and Exchange Commission, including its most recent periodic reports filed on Form 10-K and Form 10-Q, which are available through CF Industries’ Web site. Forward-looking statements are given only as of the date of this release and TNCLP disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

Terra Nitrogen Company, L.P. news announcements are also available on CF Industries’ Web site, www.cfindustries.com.

TERRA NITROGEN COMPANY, L.P.

CONSOLIDATED BALANCE SHEETS

	(unaudited)
	September 30	December 31,
	2012	2011
	(in millions, except for units)
ASSETS
Current assets:
Cash and cash equivalents	$160.1	$179.8
Demand deposits with affiliates of the General Partner	—	8.6
Accounts receivable, net	0.6	0.6
Inventories, net	13.3	17.3
Prepaid expenses and other current assets	0.3	—
Total current assets	174.3	206.3

Property, plant and equipment, net	104.7	87.8
Other assets	7.2	6.6
Total assets	$286.2	$300.7

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable and accrued liabilities	$21.1	$18.4
Due to affiliates of the General Partner	3.0	—
Other current liabilities	2.6	12.0
Total current liabilities	26.7	30.4

Noncurrent liabilities	1.5	1.0

Partners’ capital:
Limited partners’ interests, 18,501,576 Common Units authorized, issued and outstanding	229.3	234.8
Limited partners’ interests, 184,072 Class B Common Units authorized, issued and outstanding	1.0	1.1
General partner’s interest	27.7	33.4
Total partners’ capital	258.0	269.3
Total liabilities and partners’ capital	$286.2	$300.7

TERRA NITROGEN COMPANY, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
	(in millions, except per unit amounts)
Net sales:
Product sales to an affiliate of the General Partner	$180.2	$203.1	$572.1	$597.1
Other income from an affiliate of the General Partner	0.1	0.1	0.5	0.5
Other income	0.8	0.1	1.0	0.3
Total	181.1	203.3	573.6	597.9

Cost of goods sold:
Materials, supplies and services	39.6	65.5	133.5	192.6
Services provided by the affiliates of the General Partner	5.5	4.9	16.1	14.5
Gross margin	136.0	132.9	424.0	390.8
Selling, general and administrative services provided by the affiliates of the General Partner	3.8	3.7	11.3	10.7
Other general and administrative expenses	0.4	0.8	1.9	1.9

Earnings from operations	131.8	128.4	410.8	378.2

Net earnings	$131.8	$128.4	$410.8	$378.2

Allocation of net earnings:
General Partner	$56.6	$54.8	$176.5	$162.5
Class B Common Units	1.3	1.2	4.0	3.6
Common Units	73.9	72.4	230.3	212.1
Net earnings	$131.8	$128.4	$410.8	$378.2

Net earnings per common unit	$4.00	$3.91	$12.45	$11.46

TERRA NITROGEN COMPANY, L.P.

SUMMARIZED OPERATING INFORMATION

(unaudited)

	2012		2011
	Sales	Average	Sales	Average
Three months ended	Volumes	Price	Volumes	Price
September 30,	(000 tons)	($/ton)	(000 tons)	($/ton)
Ammonia	89	$518	97	$455
UAN[1]	497	$270	525	$295

	2012		2011
	Sales	Average	Sales	Average
Nine months ended	Volumes	Unit Price	Volumes	Unit Price
September 30,	(000 tons)	($/ton)	(000 tons)	($/ton)
Ammonia	273	$504	301	$453
UAN[1]	1,524	$285	1,607	$285

	Three months ended		Nine months ended
	September 30,		September 30,
	2012	2011	2012	2011
Natural Gas Costs/MMBtu[2]	$3.28	$4.51	$3.24	$4.33

1  The nitrogen content of UAN is 32% by weight.

2  Includes the cost of natural gas purchases and realized gains and losses on natural gas derivatives.